UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission
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[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

CHINA TEL GROUP INC. (Name of Registrant Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: June 17, 2008

CHINA TEL GROUP INC. 8105 Irvine Center Drive, Suite 800 Irvine, California 92618

NOTICE OF ACTION TO BE TAKEN

PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

June 17, 2008 To the Stockholders of CHINA TEL GROUP INC.:

NOTICE IS HEREBY GIVEN that the holders of a majority of the outstanding shares in the common stock of China Tel Group Inc. (“we”, “us”, “our” or similar terms) have, by written consent in lieu of a special meeting of our stockholders, approved an amendment to our Articles of Incorporation to create two (2) classes of common stock with certain rights and preferences and to create a class of preferred stock with rights and/or preferences as may be determined by resolution of the Board of Directors (collectively, the “Amendment”).

The Amendment is expected to be effected on or about July 3, 2008.

The attached Information Statement is being circulated to provide you with notice that stockholders holding a majority of the voting power of our common stock have, by written consent, approved of the Amendment. No further vote or action by our stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Amendment cannot become effective until twenty (20) days after the date this Information Statement is mailed to our stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Amendment.

By Order of the Board of Directors,

By: /s/ George Alvarez George Alvarez Chief Executive Officer and Member of the Board of Directors

DEFINITIVE INFORMATION STATEMENT CHINA TEL GROUP INC. a Nevada corporation 8105 Irvine Center Drive, Suite 800 Irvine, California 92618

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001, of China Tel Group Inc., a Nevada corporation (“we”, “us”, “our” or similar terms). The purpose of this Information Statement is to provide notice that our stockholders holding an aggregate of sixty-nine point seventy-five percent (69.75%) of our outstanding common stock have, by written consent, approved of an amendment to our Articles of Incorporation to:

  Designate our existing class of common stock consisting of 500,000,000 authorized shares, par value $0.001, with one (1) vote for each action for which the shareholders have a right to vote as Series A common stock (the “Series A Common Stock Proposal”);
  Create a new series of common stock consisting of 200,000,000 authorized shares, with each share having the right to cast ten (10) votes for each action for which the shareholders have a right to vote and which is non- transferable and redeemable by us, in our sole discretion, fifteen (15) years from May 31, 2008 at a par value of $0.0001 per share (the “Series B Common Stock Proposal”); and
  Create a new class of preferred stock consisting of 25,000,000 authorized shares, with each share having the rights and preferences as may be determined by our Board of Directors (the “Preferred Stock Proposal”; the Series A
  Common Stock Proposal, the Series B Common Stock Proposal and the Preferred Stock Proposal arecollectively referred to herein as the “Amendment”).

This Information Statement was mailed on or about June 13, 2008 to those persons who were our stockholders as of the close of business on June 13, 2008. The Amendment is expected to become effective on or about July 3, 2008. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

As our stockholders holding sixty-nine point seventy-five percent (69.75%) of our outstanding common stock have already approved of the Amendment by written consent, we are not seeking approval for the Amendment from any of our remaining stockholders, nor will they be given an opportunity to vote on the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Amendment as required by the Securities Exchange Act of 1934 (the “Exchange Act.”).

ACTION TAKEN BY WRITTEN CONSENT

Our Board of Directors approved the Amendment effective June 9, 2008 and fixed June 13, 2008 (the “Record Date”) as the record date for determining the stockholders entitled to give written consent to the Amendment. Stockholders holding an aggregate of 60,909,089 shares of our outstanding common stock as of the Record Date, being equal to sixty-nine point seventy-five percent (69.75%) of the number of shares then outstanding, have executed written consent resolutions approving the Amendment.

Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of our voting power is required in order to effect the Amendment. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of our stockholders to approve the Amendment by providing that, unless our Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of our voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the

Amendment as early as possible, our Board of Directors resolved to proceed with the Amendment by written consent of our stockholders.

EXPECTED DATE FOR EFFECTING THE AMENDMENT

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Amendment cannot be effected until twenty (20) days after the date this Information Statement is sent to our stockholders. This Information Statement was sent on or about June 13, 2008 (the “Mailing Date”) to our stockholders of as of the Record Date. We expect to effect the Amendment by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date. The effective date of the Amendment is expected to be on or about July 3, 2008 (the “Effective Date”).

OUTSTANDING VOTING STOCK OF THE COMPANY

Our Board of Directors fixed the close of business on June 13, 2008, as the Record Date for determining the stockholders entitled to approve the Amendment and to receive copies of this Information Statement. As of the Record Date, there were 87,325,595 shares of our common stock outstanding. Our common stock constitutes the sole outstanding class of our voting securities. Each share of common stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 9, 2008, with respect to the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than five percent (5%) of the common stock by each of our officers and directors, and by our officers and directors as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors and five percent (5%) shareholders have the right to exercise in the next sixty (60) days) are exercised and additional shares of common stock are issued.

Beneficial Ownership as of June 9, 2008

	Name and Address of	Amount and Nature of	Percent of Class
Title of Class	Beneficial Owner (1) (4)	Beneficial Ownership (2)	(3)

Common Stock		60,909,089	69.75%
	Horwitz, Cron & Jasper Client Trust
	Four Venture, Suite 390
	Irvine, CA 92618
Total:		60,909,089	69.75%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)	Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

(3)	Based on 87,325,595 common shares issued and outstanding as of June 9, 2008.

(4)	Horwitz, Cron & Jasper disclaims any economic or beneficial ownership interest in the shares as such shares are being held in trust on behalf of various shareholders.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CREATE SERIES A COMMON STOCK

On June 9, 2008, our Board of Directors unanimously executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to affect the Amendment. Effective as of the Record Date, shareholders holding 60,909,089 shares, or sixty-nine point seventy-five percent (69.75%) of the outstanding shares of our common stock, executed a written consent authorizing and approving the Amendment. A Certificate of Amendment to our Articles of Incorporation in the form attached hereto as Exhibit “A” is expected to be filed with the Nevada Secretary of State with respect to the Amendment twenty (20) days after the date this Information Statement is sent to our stockholders.

The Effective Date of the Amendment is expected to be July 3, 2008. However, pursuant to Section 78.390 of the NRS, our Board of Directors reserves the right to abandon the Amendment at any time prior to the Effective Date if they deem it appropriate to do so.

Currently, we are not conducting any business. We anticipate acquiring certain assets or a business related to telecommunications in the People’s Republic of China. Following the acquisition of such assets, we will be attempting to raise up to $200 million in equity to take advantage of such assets. It is necessary for us to increase the authorized number of shares of our common stock to be able to conduct such equity financing.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CREATE SERIES B COMMON STOCK

On June 9, 2008, our Board of Directors unanimously executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to affect the Series B Common Stock Proposal. Effective as of the Record Date, shareholders holding 60,909,089 shares, or sixty-nine point seventy-five percent (69.75%) of the outstanding shares of our common stock, executed a written consent authorizing and approving the Series B Common Stock Proposal. A Certificate of Amendment to our Articles of Incorporation in the form attached hereto as Exhibit “A” is expected to be filed with the Nevada Secretary of State with respect to the Amendment twenty (20) days after the date this Information Statement is sent to our stockholders. The Effective Date of the Amendment is expected to be July 3, 2008. However, pursuant to Section 78.390 of the NRS, our Board of Directors reserves the right to abandon the Amendment at any time prior to the Effective Date if they deem it appropriate to do so.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CREATE A CLASS OF PREFERRED STOCK

On June 9, 2008, our Board of Directors unanimously executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to affect the Preferred Stock Proposal. Effective as of the Record Date, shareholders holding 60,909,089 shares, or sixty-nine point seventy-five percent (69.75%) of the outstanding shares of our common stock, executed a written consent authorizing and approving the Preferred Stock Proposal. A Certificate of Amendment to our Articles of Incorporation in the form attached hereto as Exhibit “A” is expected to be filed with the Nevada Secretary of State with respect to the Amendment twenty (20) days after the date this Information Statement is sent to our stockholders. The Effective Date of the Amendment is expected to be July 3, 2008. However, pursuant to the written consent resolutions executed by June 9, 2008, and Section 78.390 of the NRS, our Board of Directors reserves the right to abandon the Amendment at any time prior to the Effective Date if they deem it appropriate to do so.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Amendment.

NO DISSENTER’S RIGHTS

Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with our Amendment. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Information Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding our business, financial condition, and other matters pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements, and other information filed by us at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Room 1580, Washington DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission. All inquiries regarding our company should be addressed to our corporate counsel at Lawler & Associates, PLC, Attn.: W. Scott Lawler, Esq., 11622 El Camino Real, Suite 100, San Diego, CA 92130.

BY ORDER OF THE CORPORATION’S BOARD OF DIRECTORS

By: /s/ George Alvarez

George Alvarez Chief Executive Officer and Member of the Board of Directors

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

CHINA TEL GROUP INC.

1.

The name of the corporation is CHINA TEL GROUP INC. (the “Corporation”).

2.

     The Articles of Incorporation of the Corporation as heretofore filed with the Secretary of State of the State of Nevada on September 19, 2005, and as amended on January 11, 2007, April 8 and on June 13, 2008 (the “Articles”), are hereby amended such that the capital stock of the Corporation shall consist of the following classes of stock:

     A. One (1) class of Series A common stock, consisting of 500,000,000 authorized shares, par value $0.001 (the “Series A Common Stock”).

     B. One (1) class of Series B common stock, consisting of 200,000,000 authorized shares, par value $0.0001 (the “Series B Common Stock”) with the following rights and preferences:

     (1) Voting. Each holder of a share of Series B Common Stock shall have the right to cast ten (10) votes for each such share held by such shareholder at any duly called meeting of shareholders or pursuant to a written consent of shareholders.

     (2) Redemption. The Series B Common Stock shall by redeemable by the Corporation, in its sole discretion, fifteen (15) years from May 31, 2008 at a par value of $0.0001 per share.

(3) Transferability. The shares of Series B Common Stock shall not be at any time transferable.

(4) Other Rights and Preferences. The Series B Common Stock shall carry with it such other rights and preferences as may be determined by resolution of the Corporation’s Board of Directors.

C. One (1) class of preferred stock consisting of 25,000,000 shares, par value $10.00, (the

“Preferred Stock”) which shall carry with it other rights and preferences as may be determined by resolution of the Corporation’s Board of Directors.

3.

     The proposed amendment of the Articles of Incorporation as set forth in Paragraph 2 hereinabove was approved on June 9, 2008 by the members of the Board of Directors of the Corporation and further approved on June 9, 2008, by the written consent of the shareholders of the Corporation owning the majority of the voting stock of the Corporation. The number of votes cast by such voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, CHINA TEL GROUP INC. has caused its duly authorized corporate officer to execute these Articles of Amendment as of the 3rd day of July, 2008.

CHINA TEL GROUP INC. By: Name: ___________________________ Title: ____________________________